Exhibit 10.19

SUBLEASE

Lucid Software Inc./Pluralsight, LLC

THIS SUBLEASE (this “Sublease”) is entered into as of the 26th day of September, 2017, between LUCID SOFTWARE INC., a Delaware corporation (“Sublandlord”), whose address is 10355 South Jordan Gateway, Suite 300, South Jordan, Utah 84095, and PLURALSIGHT, LLC, a Nevada limited liability company (“Subtenant”), whose address is 3400 North Ashton Boulevard, Suite 420, Lehi, Utah 84043. (Sublandlord and Subtenant are referred to in this Sublease collectively as the “Parties” and individually as a “Party.”)

FOR THE SUM OF TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Definitions. As used in this Sublease, each of the following terms shall have the meaning indicated, and any term that is capitalized but not defined in this Sublease shall have the meaning set forth in the Lease (as defined below):

“Landlord” means Sojo Station North, LLC, a Utah limited liability company, whose address is 2801 North Thanksgiving Way, Suite 100, Lehi, Utah 84043.

“Lease” means the Lease, dated October 19, 2016, as amended by the Amended and Restated First Amendment to Lease, dated August 10, 2017, both entered into between Landlord, as landlord, and Sublandlord, as tenant, copies of which are attached as Exhibit A.

“Sublease Basic Monthly Rent” means the following amounts for the periods indicated, which amounts are subject to adjustment as set forth in the definition of “Premises” in the Lease; provided, however, that:

(i) if the Sublease Commencement Date occurs on a date other than October 1, 2017, then the periods set forth below shall begin on such other date that is the Sublease Commencement Date (as memorialized in a certificate entered into between the Parties) and shall shift accordingly in a manner consistent with the definition of “Sublease Expiration Date” (with the Sublease Expiration Date being on the last day of the relevant month); and

(ii) if the Sublease Expansion Date occurs on a date other than February 1, 2018, then:

(a) the Sublease Expansion Date shall begin on such other date that is the Sublease Expansion Date (as memorialized in an instrument entered into between the Parties); and

(b) consistent with the below schedule, during the first month following the Sublease Expansion Date, the Sublease Basic Monthly Rent for Suite 160 shall be $-0-, and during the period after the first month following the Sublease Expansion Date, the Sublease Basic Monthly Rent for Suite 160 shall be the same as the Sublease Basic Monthly Rent for Suite 400 on an annual per rentable square foot basis.

but the Sublease Expiration Date will not be affected; however, in all events, the Sublease Basic Monthly Rent and Subtenant’s Share of Operating Expenses, if any, shall be abated in their entirety, that is, shall be zero, for Suite 400 during the first month following the Sublease Commencement Date, and for Suite 160 during the first month following the Sublease Expansion Date:

Periods	Sublease Basic Monthly Rent	Annual Cost Per Rentable Square Foot
October 1, 2017 through October 31, 2017, inclusive	$-0- per month[1]		$-0-
November 1, 2017 through January 31, 2018, inclusive	$73,121.08 per month		$29.00
February 1, 2018 through February 28, 2018, inclusive	$73,121.08 per month[2]	$		[3]
March 1, 2018 through September 30, 2018, inclusive	$107,606.92 per month		$29.00
October 1, 2018 through September 30, 2019, inclusive	$110,315.64 per month		$29.73

(to the extent that one or more of the extension options set forth in Paragraph 2.2 of this Sublease are exercised)

October 1, 2019 through March 31, 2020, inclusive	$113,061.47 per month		$30.47

“Sublease Commencement Date” means the date on which Substantial Completion of Suite 400 has occurred under the Lease, and the work of improvement described in Paragraph 12 of this Sublease has been completed with respect to Suite 400. The Sublease Commencement Date is projected to occur on October 1, 2017.

“Subleased Premises” means:

(i) Suite 400 (“Suite 400”) on the fourth floor of the Building, consisting of approximately 27,533 usable square feet and approximately 30,257 rentable square feet; and

(ii) on and after the Sublease Expansion Date, also Suite 160 (“Suite 160”) on the first floor of the Building, consisting of approximately 12,415 usable square feet and approximately 14,270 rentable square feet, comprising in the aggregate a total of approximately 39,948 usable square feet and approximately 44,527 rentable square feet, shown on the attached Exhibit B, constituting a portion of the Premises.

[1]	The Sublease Basic Monthly Rent in this projected schedule for the period from October 1, 2017 through January 31, 2018, inclusive, is calculated based on 30,257 rentable square feet; however, as set forth above, the Sublease Basic Monthly Rent for Suite 400 is abated in its entirety during the first month following the Sublease Commencement Date.
[2]	The Sublease Basic Monthly Rent in this projected schedule for the period from February 1, 2018 through March 31, 2020, inclusive, is calculated based on 44,527 rentable square feet; however, as set forth above, the Sublease Basic Monthly Rent for Suite 160 is abated in its entirety during the first month following the Sublease Expansion Date.
[3]	During the first month following the Sublease Expansion Date, the annual cost per rentable square foot for Suite 400 is $29.00 and for Suite 160 is $-0-.

“Sublease Expansion Date” means the date on which Substantial Completion of Suite 160 has occurred under the Lease, and the work of improvement described in Paragraph 12 of this Sublease has been completed with respect to Suite 160. The Sublease Expansion Date is projected to occur on February 1, 2018.

“Sublease Expiration Date” means the date that is the last day of the month, two (2) years after the later of the following:

(i) the Sublease Commencement Date, if the Sublease Commencement Date occurs on the first day of a calendar month; or

(ii) the first day of the first full calendar month following the Sublease Commencement Date, if the Sublease Commencement Date does not occur on the first day of a calendar month, as such date may be extended or sooner terminated in accordance with this Sublease.

“Sublease Security Deposit” means an amount equal to Sublease Basic Monthly Rent for the final calendar month of the initial period constituting the Sublease Term ($110,315.64), which amount is subject to adjustment as set forth in the definition of “Premises” in the Lease.

“Sublease Term” means the period commencing on 12:01 a.m. of the Sublease Commencement Date and expiring at midnight of the Sublease Expiration Date.

“Subtenant’s Occupants” means any assignee, subtenant, employee, agent, licensee or invitee of Subtenant.

“Subtenant’s Share of Operating Expenses” shall be equal to an amount determined by multiplying all Operating Expenses payable by Sublandlord, as tenant, under the Lease during the period concerned by a fraction, the numerator of which is the rentable square feet of the Subleased Premises during the period concerned, and the denominator of which is the rentable square feet of the Premises during the period concerned.

2. Sublease; Extension.

2.1 Sublease. Subject to all of the provisions of the Lease and this Sublease, Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord the Subleased Premises for the Sublease Term. Except as expressly limited by this Sublease, as between the Parties, Subtenant shall be responsible for, Subtenant assumes, and Subtenant shall timely pay and perform, all of Sublandlord’s obligations of payment and performance under the Lease on and after the Sublease Commencement Date with respect to the Subleased Premises, provided that except as set forth in the Sublease Consent Agreement (as defined below), Subtenant shall not be required to pay to Sublandlord the rentals or other amounts required to be paid under the Lease, it being understood that Subtenant shall pay to Sublandlord the Sublease Basic Monthly Rent, the Subtenant’s Share of Operating Expenses and all other amounts when due under this Sublease (including, without limitation, those amounts due under Paragraphs 8.2, 8.3 and 9.1(a) of the Lease). As between the Parties, Sublandlord shall be responsible for and shall assume and perform all of Landlord’s obligations under the Lease to the extent that they are not performed by Landlord. Except as expressly limited by this Sublease, with respect to the Subleased Premises, Subtenant expressly agrees to be bound by the provisions of the Lease vis-a-vis Sublandlord to the full extent that Sublandlord is obligated to Landlord. To the extent of any inconsistencies between this Sublease and the Lease, this Sublease shall control as between the Parties, but not as between Sublandlord and Landlord, as to which the Lease shall control. Notwithstanding anything to the contrary set forth in this Sublease, Subtenant shall not be responsible for any additional obligations created by an amendment to the Lease executed after the date of this Sublease without Subtenant’s prior written consent.

2.2 Extension.

(a) Subtenant shall have the option to extend the initial period constituting the Sublease Term under this Sublease for six (6) additional periods of one (1) month each (only), provided that Subtenant gives Sublandlord written notice of the exercise of one or more of such options on or before the date that is four (4) months prior to the expiration of the then-existing period constituting the Sublease Term, and that at the time each such notice is given and on the commencement of the extension term concerned: (i) this Sublease is in full force and effect; (ii) Subtenant is not in default under this Sublease beyond the expiration of any applicable notice and cure period given to Subtenant in this Sublease; and (iii) Subtenant has not assigned this Sublease or further subleased all or any portion of the Subleased Premises under any then-existing sublease, and such extension is not being made in connection with or for the purpose of facilitating any such assignment or sublease. Each such extension term shall commence at 12:01 a.m. on the first day following the expiration of the immediately preceding period constituting the Sublease Term.

(b) During each such extension term, all provisions of this Sublease shall apply (but as to this Paragraph 2.2, only with respect to any remaining options to extend, if any), except for any provision relating to the improvement of the Subleased Premises by Sublandlord or at Sublandlord’s expense. If Subtenant fails to exercise any such option in a timely manner, the relevant option to extend (and any subsequent option to extend) shall automatically terminate and be of no further force or effect.

3. Use. Subtenant shall use the Subleased Premises for general office purposes only and for no other use or purpose.

4. Sublease Basic Monthly Rent. In full satisfaction of the obligation of Subtenant to pay the Basic Monthly Rent payable under the Lease, Subtenant covenants to pay to Sublandlord without abatement, deduction, offset, prior notice or demand the Sublease Basic Monthly Rent in lawful money of the United States in consecutive monthly installments at the address set forth at the outset of this Sublease for Sublandlord or at such other place as Sublandlord may designate, in advance on or before the first day of each calendar month during the Sublease Term, commencing on the Sublease Commencement Date. If the Sublease Commencement Date occurs on a day other than the first day of a calendar month, on or before the Sublease Commencement Date the Sublease Basic Monthly Rent shall be paid for the initial fractional calendar month prorated on a per diem basis and for the first full calendar month following such due date. If this Sublease expires or terminates on a day other than the last day of a calendar month, the Sublease Basic Monthly Rent for such fractional month shall be prorated on a per diem basis. Notwithstanding the foregoing, prior to the date of this Sublease, Subtenant has paid to Sublandlord the amount of $250,000.00 as a deposit. On and after the Sublease Commencement Date, Sublandlord shall, from such deposit, deduct the Sublease Basic Monthly Rent when and as due until such deposit has been reduced to the amount of the Sublease Security Deposit, after which Subtenant shall pay the Sublease Basic Monthly Rent to Sublandlord in accordance with the foregoing portion of this Paragraph. The remaining amount of such deposit, equal to the Sublease Security Deposit, shall be held by Sublandlord as the Sublease Security Deposit under this Sublease.

5. Sublease Security Deposit. The Sublease Security Deposit shall be held by Sublandlord, as set forth in Paragraph 4 of this Sublease, as security for the faithful performance by Subtenant under this Sublease. The Sublease Security Deposit shall be returned (without interest) to Subtenant (or, at Sublandlord’s option, to the last assignee of Subtenant’s interest under this Sublease) after the expiration of the Sublease Term or sooner termination of this Sublease and delivery of possession of the Subleased Premises to Sublandlord in accordance with Paragraph 17 of the Lease if, at such time, Subtenant is not in default under this Sublease. If Sublandlord’s interest in this Sublease is conveyed, transferred or assigned, Sublandlord shall transfer or credit the Sublease Security Deposit to Sublandlord’s successor in interest, and Sublandlord shall be released from any liability for the return of the Sublease Security Deposit, provided that such successor assumes Sublandlord’s obligations under this Sublease. Sublandlord may intermingle the Sublease Security Deposit with Sublandlord’s own funds, and shall not be deemed to be a trustee of the Sublease Security Deposit. If Subtenant fails to pay or perform in a timely manner any obligation under this Sublease, Sublandlord may, prior to, concurrently with or subsequent to, exercising any other right or remedy, use, apply or retain all or any part of the Sublease Security Deposit for the payment of any monetary obligation due under this Sublease, or to compensate Sublandlord for any other expense, loss or damage which Sublandlord may incur by reason of Subtenant’s failure, including any damage or deficiency in the reletting of the Subleased Premises. If all or any portion of the Sublease Security Deposit is so used, applied or retained, Subtenant shall immediately deposit with Sublandlord cash in an amount sufficient to restore the Sublease Security Deposit to the original amount. Sublandlord may withhold the Sublease Security Deposit after the expiration of the Sublease Term or sooner termination of this Sublease until Subtenant has paid in full Subtenant’s Share of Operating Expenses for the year (or portion thereof) in which such expiration or sooner termination occurs (as provided in Paragraph 7 of this Sublease) and all other amounts payable under this Sublease, provided that with respect to such Subtenant’s Share of Operating Expenses, Sublandlord provides to Subtenant an Actual OpEx Statement for such year (or portion thereof) within ninety (90) days after the expiration of the Sublease Term or sooner termination of this Sublease. The Sublease Security Deposit is not a limitation on Sublandlord’s damages or other rights under this Sublease, a payment of liquidated damages or prepaid rent and shall not be applied by Subtenant to the rent for the last (or any) month of the Sublease Term, or to any other amount due under this Sublease.

6. Parking Stall Allocation; Signage. Subtenant shall have the use of 4.5 parking stalls per 1,000 usable square feet of the Subleased Premises, four (4) parking stalls of which shall be covered reserved stalls designated by Sublandlord directly under the Building accessed via an elevator, subject to Paragraph 19.1 of the Lease. Subtenant shall not, in any event or under any circumstance, have the right to use more than the number of parking stalls set forth in the immediately preceding sentence.

7. Operating Expenses. In addition to the Sublease Basic Monthly Rent, Subtenant covenants to pay to Sublandlord without abatement, deduction, offset, prior notice or demand Subtenant’s Share of Operating Expenses in lawful money of the United States at such place as Sublandlord may designate, in advance on or before the first day of each calendar month during the Sublease Term, commencing on the Sublease Commencement Date, in accordance with the applicable provisions of the Lease.

8. Assignment. Subtenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, encumber, pledge or hypothecate this Sublease or Subtenant’s interest in this Sublease, in whole or in part, permit the use of the Subleased Premises or any part of the Subleased Premises by any persons other than Subtenant or Subtenant’s employees, or further sublease the Subleased Premises or any part of the Subleased Premises, without the prior written consent of Sublandlord and Landlord, which shall not be unreasonably withheld. Consent to any assignment or subleasing shall not operate as a waiver of the necessity for consent to any subsequent assignment or subleasing and the terms of such consent shall be binding on any person holding by, through or under Subtenant. At Sublandlord’s option, any assignment or sublease without Sublandlord’s prior written consent shall be void ab initio. Notwithstanding anything contained in the foregoing portion of this Paragraph to the contrary, Subtenant may, without the consent of Sublandlord or Landlord, assign this Sublease or further sublease all or any portion of the Subleased Premises to:

(a)	an affiliate, franchisor or franchisee of Subtenant;

(b)	a person that acquires all or substantially all of the assets or stock of Subtenant; or

(c)	an entity resulting from a merger, consolidation or reorganization with Subtenant,

provided that (i) such assignee or subtenant assumes the relevant obligations of Subtenant under this Sublease, (ii) Subtenant gives Sublandlord and Landlord notice of such assignment or sublease no later than five (5) business days thereafter, accompanied by an executed counterpart of any assignment or sublease agreement concerned (from which any financial terms may be redacted) if such an assignment or sublease agreement exists, and (iii) such assignee or subtenant has a net worth, cash balance and operating income immediately following such transaction that is reasonably sufficient to satisfy the financial obligations under this Sublease or such sublease, as the case may be. In addition, the sale of stock or other equity interests in Subtenant on a public stock exchange (e.g., NYSE or

NASDAQ), whether in connection with an initial public offering or thereafter, shall not be deemed an assignment of this Sublease and shall not require Sublandlord’s or Landlord’s consent. Notwithstanding the foregoing or anything else contained in this Sublease to the contrary, any person that acquires all or substantially all of the assets or stock of, or all or substantially all of the other equity interests in, Subtenant shall be required as a condition to such acquisition to enter into a guaranty of this Sublease on Sublandlord’s standard form.

9. Indemnity. As between the Parties and as between Subtenant and Landlord with regard to Subtenant’s indemnity obligations in favor of Landlord set forth in this Paragraph 9 (only), the indemnities set forth in this Paragraph 9 shall replace the indemnities set forth in Paragraph 11 of the Lease, and the indemnities set forth in said Paragraph 11 shall have no force or effect. However, this Paragraph 9 shall not have any effect whatsoever as to the applicability of said Paragraph 11 as between Landlord, as landlord, and Sublandlord, as tenant, as to which said Paragraph 11 shall continue in full force and effect in accordance with its terms.

9.1 Indemnity by Subtenant. Subtenant shall indemnify, defend and hold harmless Sublandlord and Landlord and their respective employees from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including attorneys’ fees, arising from either of the following:

(a) the occupancy or use of, or entry onto, any portion of the Property by Subtenant or Subtenant’s Occupants (including, without limitation, any slip and fall or other accident on the Property involving Subtenant or Subtenant’s Occupants), unless directly and proximately caused by the indemnified party’s employees, agents or contractors;

(b) any Hazardous Materials deposited, released or stored by Subtenant or Subtenant’s Occupants on the Property; or

(c) a breach by Subtenant under the Lease.

If any action or proceeding is brought against Sublandlord or Landlord or their respective employees by reason of any of the matters set forth in the preceding sentence that creates an obligation under the preceding sentence for Subtenant to defend, Subtenant, on notice from either Sublandlord or Landlord or both of them, as the case may be, shall defend the party(ies) giving such notice and their respective employees at Subtenant’s sole cost and expense with competent and licensed legal counsel reasonably satisfactory to the indemnified party(ies), but selected by Subtenant. The provisions of this Paragraph 9.1 shall survive expiration of the Sublease Term or the sooner termination of this Sublease.

9.2 Indemnity by Sublandlord. Sublandlord shall indemnify, defend and hold harmless Subtenant and Subtenant’s employees from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including attorneys’ fees, arising from either of the following:

(a) the occupancy or use of, or entry onto, any portion of the Property by Sublandlord or Sublandlord’s employees, agents or contractors (including, without limitation, any slip and fall or other accident on the Property involving Sublandlord or Sublandlord’s employees, agents or contractors), unless directly and proximately caused by Subtenant or Subtenant’s Occupants;

(b) any Hazardous Materials deposited, released or stored by Sublandlord or Sublandlord’s employees, agents or contractors on the Property; or

(c) a breach by Sublandlord under the Lease.

If any action or proceeding is brought against Subtenant or Subtenant’s employees by reason of any of the matters set forth in the preceding sentence that creates an obligation under the preceding sentence for Sublandlord to defend, Sublandlord, on notice from Subtenant, shall defend Subtenant and Subtenant’s employees at Sublandlord’s sole cost and expense with competent and licensed legal counsel reasonably satisfactory to Subtenant, but selected by Sublandlord. The provisions of this Paragraph 9.2 shall survive expiration of the Sublease Term or the sooner termination of this Sublease.

9.3 Exception. Notwithstanding anything contained in this Paragraph 9 to the contrary, the indemnities set forth in this Paragraph 9 shall not cover employees of Federal Express, United Parcel Service, the United States Postal Service or other mail/package courier companies who enter onto the Property to service multiple tenants of the Building or the Building generally.

10. Insurance. The insurance obtained by Subtenant pursuant to Paragraph 12.1 of the Lease (in the same amounts as set forth in said Paragraph 12.1) shall name Sublandlord and Landlord and any other person specified from time to time by Sublandlord or Landlord as an additional insured, and shall contain a provision that Sublandlord, Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Sublandlord, Landlord or their respective employees and agents as a result of the acts or omissions of Subtenant. Concurrently with the execution of this Sublease, Subtenant shall furnish Sublandlord and Landlord with certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Sublandlord and Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Sublandlord or Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Sublandlord and Landlord. Subtenant shall, at least ten (10) days prior to the expiration of such policies, furnish Sublandlord and Landlord with renewals of, or binders for, such policies.

11. Default.

11.1 Default by Subtenant. The occurrence of any of the following events shall constitute a default by Subtenant under this Sublease: (a) Subtenant fails to pay in a timely manner any installment of Sublease Basic Monthly Rent or any other sum due under this Sublease, and such failure is not cured within three (3) business days after written notice is given to Subtenant that the same is past due; (b) Subtenant fails to observe or perform in a timely manner any other term, covenant or condition to be observed or performed by Subtenant under the Lease or this Sublease within five (5) business days after written notice is given to Subtenant of such failure; provided, however, that if more than five (5) business days is reasonably required to cure such failure, Subtenant shall not be in default if Subtenant commences such cure within such five (5) business day period and diligently prosecutes such cure to completion; (c) Subtenant (i) files a petition in bankruptcy, (ii) becomes insolvent, (iii) has taken against Subtenant in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee (and such petition is not dismissed within sixty (60) days), (iv) petitions for or enters into an arrangement for the benefit of creditors, or (v) suffers this Sublease to become subject to a writ of execution; or (d) Subtenant vacates or abandons the Subleased Premises, if such vacation would adversely affect or render void the property insurance carried by Landlord on the Building; provided, however, that if the sole, adverse effect caused by such vacation is an increase in the premium for such property insurance and Subtenant pays the incremental amount of such increase within ten (10) business days after written notice thereof, such vacation shall not be a default by Subtenant under this Sublease.

11.2 Remedies. On any default by Subtenant under this Sublease, Sublandlord may at any time, without waiving or limiting any other right or remedy available to Sublandlord, (a) perform in Subtenant’s stead any obligation that Subtenant has failed to perform, and Sublandlord shall be reimbursed promptly for any cost incurred by Sublandlord with interest from the date of such expenditure until paid in full at the greater of (i) the prime rate then charged by Zions First National Bank, Salt Lake City (or any other bank designated by Sublandlord), plus four percent (4%), or (ii) twelve percent (12%) per annum (the “Interest Rate”), (b) terminate Subtenant’s rights under this Sublease by written notice, (c) reenter and take possession of the Subleased Premises by any lawful means (with or without terminating this Sublease), or (d) pursue any other remedy allowed by law. Subtenant shall pay to Sublandlord the cost of recovering possession of the Subleased Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Subleased Premises, the amount of any commissions paid by Sublandlord in connection with such reletting, and all other costs and damages arising out of Subtenant’s default, including attorneys’ fees and costs. Notwithstanding any termination or reentry, the liability of Subtenant for the rent payable under this Sublease shall not be extinguished for the balance of the Sublease Term, and Subtenant agrees to compensate Sublandlord on demand for any deficiency arising from reletting the Subleased Premises at a lesser rent than applies under this Sublease.

11.3 Past Due Amounts. If Subtenant fails to pay when due any amount required to be paid by Subtenant under this Sublease, such unpaid amount shall bear interest at the Interest Rate from the due date of such amount to the date of payment in full, with interest. In addition, Sublandlord may also charge a sum of five percent (5%) of such unpaid amount as a service fee. This late payment charge is intended to compensate Sublandlord for Sublandlord’s additional administrative costs resulting from Subtenant’s failure to perform in a timely manner Subtenant’s obligations under this Sublease, and has been agreed on by the Parties after negotiation as a reasonable estimate of the additional administrative costs that will be incurred by Sublandlord as a result of such failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge shall constitute liquidated damages and shall be paid to Sublandlord together with such unpaid amount. The payment of this late payment charge shall not constitute a waiver by Sublandlord of any default by Subtenant under this Sublease. All amounts due under this Sublease are and shall be deemed to be rent or additional rent, and shall be paid without abatement, deduction, offset, prior notice or demand (unless provided by the terms of this Sublease). Sublandlord shall have the same remedies for a default in the payment of any amount due under this Sublease as Sublandlord has for a default in the payment of Sublease Basic Monthly Rent.

12. Work of Improvement. Sublandlord shall cause Landlord to improve the Subleased Premises in accordance with Exhibit A attached to the Lease, as well as the plans and specifications attached to this Sublease as Exhibit C. Sublandlord shall deliver or cause to be delivered the Subleased Premises in “turnkey” fashion, ready for occupancy by Subtenant, in accordance with the furniture fit plans and specifications on the furniture set forth in the attached Exhibit C. The furniture includes 200 work stations for Suite 400 and up to 100 work stations for Suite 160 as mutually agreed by the Parties. However, Subtenant shall, at its sole cost and expense, pay for and install, subject to the applicable terms and conditions of the Lease, any TV/conference/AV/telephone/video/camera equipment or facilities. Subtenant and its representatives may participate in the walk-through of the Subleased Premises described in Paragraph 2.2(b) of the Lease. Sublandlord shall cause Landlord to perform all of its obligations under Paragraph 2.2(b) with respect to the Subleased Premises.

13. Sublease Consent Agreement. This Sublease shall not be effective unless and until Landlord and the Parties enter into a Sublease Consent Agreement (the “Sublease Consent Agreement”) in the form attached as Exhibit D, and Landlord receives a fully executed copy of this Sublease. The Parties shall fully execute the Sublease Consent Agreement concurrently with the full execution of this Sublease, and promptly deliver both to Landlord. If Landlord has not fully executed and delivered the Sublease Consent Agreement within ten (10) business days after the date on which Landlord receives a fully executed copy of this Sublease and a copy of the Sublease Consent Agreement fully executed by the Parties, then Subtenant shall have the right to terminate this Sublease (only) by giving written notice to Sublandlord and Landlord within three (3) business days after the expiration of such ten (10)-business day period.

14. Representations and Warranties. Sublandlord represents and warrants to Subtenant as follows:

(a) On Subtenant paying rent and all other amounts payable by Subtenant under this Sublease and observing and performing all of the terms, covenants and conditions on Subtenant’s part to be observed and performed under this Sublease within any applicable notice and cure period given to Subtenant in this Sublease, Subtenant shall have quiet use and enjoyment of the Subleased Premises for the Sublease Term without interference, hindrance or interruption from Sublandlord or anyone claiming by, through or under Sublandlord, subject to all of the provisions of this Sublease.

(b) The Lease attached as Exhibit A to this Sublease is a true, correct and complete copy of the Lease. Also attached are all existing modifications, amendments and supplements thereto, and all of those attachments are the only existing agreements between Landlord and Sublandlord with respect to the Subleased Premises.

(c) Sublandlord holds the entire leasehold estate to the Subleased Premises and has not previously assigned any of its rights under the Lease or subleased any portion of the Subleased Premises.

(d) Sublandlord has the full and complete right to enter into this Sublease without the consent of any other person, other than Landlord.

(e) To Sublandlord’s current, actual knowledge, all of the obligations and conditions that are required to have been performed or observed by Landlord on or prior to the date of this Sublease under the terms of the Lease have been duly performed and observed.

(f) To Sublandlord’s current, actual knowledge, neither Landlord nor Sublandlord is currently in breach or default under the Lease, and no event has occurred which, with the giving of notice of the passage of time or both, would constitute such a breach or default.

15. Attorneys’ Fees. If any action is brought to recover any rent or other amount under this Sublease because of any default under this Sublease, to enforce or interpret any of the provisions of this Sublease, or for recovery of possession of the Subleased Premises, the party prevailing in such action shall be entitled to recover from the other party reasonable attorneys’ fees (including those incurred in connection with any appeal), the amount of which shall be fixed by the court and made a part of any judgment rendered.

16. Brokerage Commissions. Sublandlord is represented in this Sublease by Eric Woodley/Woodley Real Estate, and Subtenant is represented in this Sublease by Chris Falk/Newmark Grubb ACRES. Sublandlord has agreed to pay a commission in connection with the original term (only) of this Sublease to both such brokers pursuant to a separate agreement. Except as set forth in the foregoing portion of this Paragraph, Sublandlord represents and warrants that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Sublease based on any agreement made by Sublandlord. Sublandlord shall indemnify, defend and hold harmless Subtenant from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Sublease based on an actual or alleged agreement made by Sublandlord. Except as set forth in the foregoing portion of this Paragraph, Subtenant represents and warrants that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Sublease based on any agreement made by Subtenant. Except as set forth in the foregoing portion of this Paragraph, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Sublease based on an actual or alleged agreement made by Subtenant.

17. Notices. Any notice or demand to be given by either Party to the other shall be given in writing by express mail, Federal Express or mailing in the United States mail, postage prepaid, certified, return receipt requested and addressed to such party as set forth at the outset of this Sublease. Either Party may change the address at which such party desires to receive notice on written notice of such change to the other party. Any such notice shall be deemed to have been given, and shall be effective, on delivery to the notice address then applicable for the party to which the notice is directed; provided, however, that refusal to accept delivery of a notice or the inability to deliver a notice because of an address change that was not properly communicated shall not defeat or delay the giving of a notice.

18. General Provisions. This Sublease shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah. This Sublease may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each exhibit referred to in, and attached to, this Sublease is an integral part of this Sublease and is incorporated in this Sublease by this reference. Landlord is a third-party beneficiary of any provisions in this Sublease running in favor of Landlord, and is entitled to enforce such provisions directly.

SUBLANDLORD AND SUBTENANT have executed this Sublease on the respective dates set forth below, to be effective as of the date first set forth above.

SUBLANDLORD:

LUCID SOFTWARE INC.,
a Delaware corporation

By	/s/ Karl Sun

Print or Type Name of Signatory:

Karl Sun

Its	CEO

Date: 26 September 2017

SUBTENANT:

PLURALSIGIIT, LLC,
a Nevada limited liability company

By	/s/ James Budge

Print or Type Name of Signatory:

James Budge

Its	CFO

Date: 9/25/2017

EXHIBIT A

to

SUBLEASE

LEASE

The Lease referred to in the foregoing instrument is attached.

Exhibit A-1

AMENDED AND RESTATED

FIRST AMENDMENT TO LEASE

Sojo Station North, LLC/Lucid Software Inc.

THIS AMENDMENT (this “Amendment”) is entered into as of the 10th day of August, 2017, between SOJO STATION NORTH, LLC, a Utah limited liability company (“Landlord”), and LUCID SOFTWARE INC., a Delaware limited liability company (“Tenant”). (Landlord and Tenant are referred to in this Amendment collectively as the “Parties” and individually as a “Party.”) This Amendment amends, restates, supersedes and replaces in its entirety the First Amendment, dated of even date herewith, entered into between the Parties.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Definitions. As used in this Amendment, each of the following terms shall have the indicated meaning, and any term used in this Amendment that is not defined shall have the same meaning as set forth in the Lease (defined below in this Paragraph 1), as amended by this Amendment:

“Additional Space” means the additional space being added to the Lease by this Amendment, described as:

(i) Suite 150 on the first floor of the Building, consisting of approximately 4,590 usable square feet and approximately 5,276 rentable square feet; and

(ii) Suite 160 on the first floor of the Building, consisting of approximately 12,415 usable square feet and approximately 14,270 rentable square feet,

comprising in the aggregate a total of approximately 17,005 usable square feet and approximately 19,546 rentable square feet.

“Existing Space” means the space covered by the Lease prior to this Amendment, described as follows:

(i) Suite 200 on the second floor of the Building, consisting of approximately 27,960 usable square feet and approximately 30,725 rentable square feet;

(ii) Suite 300 on the third floor of the Building, consisting of approximately 28,701 usable square feet and approximately 31,540 rentable square feet; and

(iii) Suite 400 on the fourth floor of the Building, consisting of approximately 28,701 usable square feet and approximately 31,540 rentable square feet,

comprising in the aggregate a total of approximately 85,362 usable square feet and approximately 93,805 rentable square feet.

“Expansion Date” means the earlier of (i) the date on which Landlord’s construction obligations with respect to the Additional Space have been fulfilled, subject only to the completion by Landlord of any “punch list” items that do not materially interfere with Tenant’s use and enjoyment of the Additional Space, or (ii) the date on which such obligations would have been fulfilled, but for Tenant Delay. The projected Expansion Date is February 1, 2018. On or about the Expansion Date, the Parties shall enter into an Expansion Date Certificate, establishing the dates of the Term and the Basic Monthly Rent schedule for the Additional Space.

“Lease” means the Office Lease, dated October 19, 2016, entered into between Landlord, as landlord, and Tenant, as tenant, and, where applicable, as amended by this Amendment.

2. Purpose. The Lease currently covers the Existing Space. The Parties desire to add the Additional Space to the Lease as of the Expansion Date in accordance with the terms and conditions set forth in this Amendment. In addition, Paragraph 8.1(c) of the Lease provides as follows:

(c) Tenant may not install its own backup generator. If Tenant elects to connect to the Building backup generator prior to Landlord’s commencement of the construction of the Tenant Improvements, such connection shall be made by Landlord for Tenant, at Tenant’s sole cost and expense, and an additional $0.40 per rentable square foot of the Premises (on an annual basis) shall be added to the Basic Monthly Rent otherwise payable during the Term.

In accordance with said Paragraph 8.1(c), Tenant has elected to connect to the Building backup generator with respect to the third floor of the Building only, and has elected not to connect to the generator with respect to any other portion of the Premises. Landlord has approved such election. The effect of such election is that such connection will be made by Landlord for Tenant, at Tenant’s sole cost and expense, and an additional $0.40 per rentable square foot of the Premises (on an annual basis) shall be added to the Basic Monthly Rent otherwise payable during the Term for the third floor (only). Consequently, the Parties desire to revise the Basic Monthly Rent schedule set forth in Paragraph 1 of the Lease accordingly.

3. Lease Definitions. The following definitions in Paragraph 1 (Definitions) of the Lease are revised to read as follows (and any term used in the following definitions that is not defined in the Lease shall have the same meaning as set forth in this Amendment):

“Basic Monthly Rent” means the following amounts for the periods indicated, which amounts are subject to adjustment as set forth in the definition of “Premises”; provided, however, that:

(i) if the Commencement Date occurs on a date other than the Projected Commencement Date, then the periods set forth below for the Existing Space shall begin on such other date that is the Commencement Date (as memorialized in a certificate entered into between the Parties) and shall shift accordingly in a manner consistent with the definition of “Expiration Date” (with the Expiration Date being on the last day of the relevant month), but in all events, Tenant shall have an initial nine (9)-month period of Basic Monthly Rent at the annual per rentable square foot costs set forth below for the Existing Space ($7.00 for Suites 200 and 400, and $7.40 for Suite 300); and

(ii) if the Expansion Date occurs on a date other than February 1, 2018, then the periods set forth below for the Additional Space shall begin on such other date that is the Expansion Date (as memorialized in a certificate entered into between the Parties) and shall shift accordingly in a manner consistent with the definition of “Expiration Date” (with the Expiration Date being on the last day of the relevant month), but in all events, Tenant shall have an initial nine (9)-month period of Basic Monthly Rent at an annual cost of $7.00 per rentable square foot for the Additional Space:

Additional Space: Suites 150 and 160—19,546 rentable square feet

Periods	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
February 1, 2018 through October 31, 2018, inclusive	$11,401.83 per month	$7.00
November 1, 2018 through January 31, 2019, inclusive	$47,073.28 per month	$28.90
February 1, 2019 through January 31, 2020, inclusive	$48,073.28 per month	$29.62
February 1, 2020 through January 31, 2021, inclusive	$48,246.04 per month	$30.36
February 1, 2021 through January 31, 2022, inclusive	$49,451.38 per month	$31.12
February 1, 2022 through January 31, 2023, inclusive	$51,959.78 per month	$31.90
February 1, 2023 through January 31, 2024, inclusive	$53,262.85 per month	$32.70
February 1, 2024 through January 31, 2025, inclusive	$54,598.49 per month	$33.52
February 1, 2025 through January 31, 2026, inclusive	$55,950.43 per month	$34.35
February 1, 2026 through January 31, 2027, inclusive	$57,351.22 per month	$35.21
February 1, 2027 through October 31, 2027, inclusive	$58,784.60 per month	$36.09

(if the first option to extend set forth in Paragraph 3.3 is exercised)
November 1, 2027 through January 31, 2028, inclusive	$58,784.60 per month	$36.09
February 1, 2028 through January 31, 2029, inclusive	$60,250.55 per month	$36.99
February 1, 2029 through January 31, 2030, inclusive	$61,765.36 per month	$37.92
February 1, 2030 through October 31, 2030, inclusive	$63,312.75 per month	$38.87

(if the second option to extend set forth in Paragraph 3.3 is exercised)
November 1, 2030 through January 31, 2031, inclusive	$63,312.75 per month	$38.87
February 1, 2031 through January 31, 2032, inclusive	$64,892.72 per month	$39.84
February 1, 2032 through January 31, 2033, inclusive	$66,505.27 per month	$40.83
February 1, 2033 through October 31, 2033, inclusive	$68,182.96 per month	$41.86

Existing Space: Suites 200 and 400—62,265 rentable square feet

Periods	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
October 1, 2017 through June 30, 2018, inclusive	$36,321.25 per month	$7.00
July 1, 2018 through September 30, 2018, inclusive	$149,954.88 per month	$28.90
October 1, 2018 through September 30, 2019, inclusive	$153,690.78 per month	$29.62
October 1, 2019 through September 30, 2020, inclusive	$157,530.45 per month	$30.36
October 1, 2020 through September 30, 2021, inclusive	$161,473.90 per month	$31.12
October 1, 2021 through September 30, 2022, inclusive	$165,521.13 per month	$31.90
October 1, 2022 through September 30, 2023, inclusive	$169,672.13 per month	$32.70
October 1, 2023 through September 30, 2024, inclusive	$173,926.90 per month	$33.52
October 1, 2024 through September 30, 2025, inclusive	$178,233.56 per month	$34.35
October 1, 2025 through September 30, 2026, inclusive	$173,926.90 per month	$35.21
October 1, 2026 through June 30, 2027, inclusive	$178,233.56 per month	$36.09

(if the first option to extend set forth in Paragraph 3.3 is exercised)
July 1, 2027 through September 30, 2027, inclusive	$187,261.99 per month	$36.09
October 1, 2027 through September 30, 2028, inclusive	$191,931.86 per month	$36.99
October 1, 2028 through September 30, 2029, inclusive	$196,757.40 per month	$37.92
October 1, 2029 through June 30, 2030, inclusive	$201,686.71 per month	$38.87

(if the second option to extend set forth in Paragraph 3.3 is exercised)
July 1, 2030 through September 30, 2030, inclusive	$201,686.71 per month	$38.87
October 1, 2030 through September 30, 2031, inclusive	$206,719.80 per month	$39.84
October 1, 2031 through September 30, 2032, inclusive	$211,856.66 per month	$40.83
October 1, 2032 through June 30, 2033, inclusive	$217,201.08 per month	$41.86

Existing Space: Suite 300—31,540 rentable square feet

Periods	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
October 1, 2017 through June 30, 2018, inclusive	$19,449.67 per month	$7.40
July 1, 2018 through September 30, 2018, inclusive	$77,010.67 per month	$29.30
October 1, 2018 through September 30, 2019, inclusive	$78,902.57 per month	$30.02
October 1, 2019 through September 30, 2020, inclusive	$80,847.53 per month	$30.76
October 1, 2020 through September 30, 2021, inclusive	$82,845.07 per month	$31.52
October 1, 2021 through September 30, 2022, inclusive	$84,895.17 per month	$32.30
October 1, 2022 through September 30, 2023, inclusive	$86,997.83 per month	$33.10
October 1, 2023 through September 30, 2024, inclusive	$89,153.07 per month	$33.92
October 1, 2024 through September 30, 2025, inclusive	$91,334.58 per month	$34.75
October 1, 2025 through September 30, 2026, inclusive	$93,594.95 per month	$35.61
October 1, 2026 through June 30, 2027, inclusive	$95,907.88 per month	$36.49

(if the first option to extend set forth in Paragraph 3.3 is exercised)
July 1, 2027 through September 30, 2027, inclusive	$95,907.88 per month	$36.49
October 1, 2027 through September 30, 2028, inclusive	$98,273.38 per month	$37.39
October 1, 2028 through September 30, 2029, inclusive	$100,717.73 per month	$38.32
October 1, 2029 through June 30, 2030, inclusive	$103,214.65 per month	$39.27

(if the second option to extend set forth in Paragraph 3.3 is exercised)

Periods	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
July 1, 2030 through September 30, 2030, inclusive	$103,214.65 per month	$39.27
October 1, 2030 through September 30, 2031, inclusive	$105,764.13 per month	$40.24
October 1, 2031 through September 30, 2032, inclusive	$108,366.18 per month	$41.23
October 1, 2032 through June 30, 2033, inclusive	$111,073.37 per month	$42.26

“Expiration Date” means the following:

(i) with respect to the Existing Space, the date that is the last day of the month, nine (9) years and nine (9) months after the later of the following:

(a) the Commencement Date, if the Commencement Date occurs on the first day of a calendar month; or

(b) the first day of the first full calendar month following the Commencement Date, if the Commencement Date does not occur on the first day of a calendar month; and

(ii) with respect to the Additional Space, the date that is the last day of the month, nine (9) years and nine (9) months after the later of the following:

(a) the Expansion Date, if the Expansion Date occurs on the first day of a calendar month; or

(b) the first day of the first full calendar month following the Expansion Date, if the Expansion Date does not occur on the first day of a calendar month,

as such dates may be extended or sooner terminated in accordance with the Lease.

“Premises” means the following:

(i) prior to the Expansion Date:

(a) Suite 200 on the second floor of the Building, consisting of approximately 27,960 usable square feet and approximately 30,725 rentable square feet;

(b) Suite 300 on the third floor of the Building, consisting of approximately 28,701 usable square feet and approximately 31,540 rentable square feet; and

(c) Suite 400 on the fourth floor of the Building, consisting of approximately 28,701 usable square feet and approximately 31,540 rentable square feet,

comprising in the aggregate a total of approximately 85,362 usable square feet and approximately 93,805 rentable square feet; and

(ii) on and after the Expansion Date:

(a) Suite 150 on the first floor of the Building, consisting of approximately 4,590 usable square feet and approximately 5,276 rentable square feet;

(b) Suite 160 on the first floor of the Building, consisting of approximately 12,415 usable square feet and approximately 14,270 rentable square feet;

(c) Suite 200 on the second floor of the Building, consisting of approximately 27,960 usable square feet and approximately 30,725 rentable square feet;

(d) Suite 300 on the third floor of the Building, consisting of approximately 28,701 usable square feet and approximately 31,540 rentable square feet; and

(e) Suite 400 on the fourth floor of the Building, consisting of approximately 28,701 usable square feet and approximately 31,540 rentable square feet,

comprising in the aggregate a total of approximately 102,367 usable square feet and approximately 113,351 rentable square feet,

shown on Appendix 1 to the attached Exhibit A, subject to final measurement and verification as set forth below in this definition. The Premises do not include, and Landlord reserves, the land and other area beneath the floor of the Premises, the pipes, ducts, conduits, wires, fixtures and equipment above the suspended ceiling of the Premises and the structural elements that serve the Premises or comprise the Building; provided, however, that, subject to Paragraphs 9.2 and 17.1, Tenant may, at Tenant’s sole cost and expense, install Tenant’s voice and data lines, wiring, cabling and facilities above the suspended ceiling of the Premises for the conduct by Tenant of business in the Premises for the Permitted Use. Landlord’s reservation includes the right to install, use, inspect, maintain, repair, alter and replace those areas and items and to enter the Premises in order to do so in accordance with and subject to Paragraph 9.3. For all purposes of this Lease, the calculation of usable square feet contained within the Premises and the Building shall be subject to final measurement and verification by Landlord’s licensed architect, at Landlord’s sole cost and expense, according to ANSI/BOMA Standard Z65.1-2010 (or any successor standard), and the rentable square feet contained within the Premises and the Building shall be the quotient of the usable square feet so calculated divided by (i) 0.87 with respect to the Additional Space, and (ii) 0.91 with respect to the Existing Space, which measurement and verification may, at Tenant’s option and at Tenant’s sole cost and expense, be confirmed by Tenant’s licensed architect. (The immediately preceding sentence shall be the sole and exclusive method used for the measurement and calculation of usable and rentable square feet under this Lease for the Premises and the Building.) On request of Tenant, Landlord shall provide Tenant with a copy of Landlord’s architect’s verification and certification as to the actual usable and rentable square feet of the Premises prior to the Commencement Date. In the event of a variation between the square footage set forth above in this definition and the square footage set forth in such verification and certification, the Parties shall amend this Lease accordingly to conform to the square footage set forth in such verification and certification, amending each provision that is based on usable or rentable square feet, including, without limitation, Basic Monthly Rent, the Security Deposit, Tenant’s Parking Stall Allocation, Tenant’s Percentage of Operating Expenses, the TI Allowance and the TI Allowance—Additional Space, and shall appropriately reconcile any payments already made pursuant to those provisions; provided, that if Landlord’s architect and Tenant’s architect disagree on the amount of usable or rentable square feet within the Premises and the Building, and such disagreement is not resolved within ten (10) business days after such measurement and verification is completed by Landlord’s architect, such disagreement shall be resolved by an independent, licensed architect mutually selected by the Parties, acting reasonably, the cost of which architect shall be shared equally by the Parties.

“Security Deposit” means an amount ($274,038.33) equal to the total aggregate amount of Basic Monthly Rent payable for each portion of the Premises during the first non-discounted calendar month for each such portion, which amount is subject to adjustment as set forth in the definition of “Premises”.

“Tenant’s Parking Stall Allocation” means the following:

(i) for the period prior to the Expansion Date, 384 parking stalls, based on 4.5 parking stalls per 1,000 usable square feet of the Premises having 85,362 usable square feet; and

(ii) for the period on and after the Expansion Date, 461 parking stalls, based on 4.5 parking stalls per 1,000 usable square feet of the Premises having 102,367 usable square feet, which numbers of parking stalls are subject to adjustment as set forth in the definition of “Premises” and are inclusive of the reserved parking stalls described in Paragraph 19.1(a).

“Tenant’s Percentage of Operating Expenses” means the following:

(i) for the period prior to the Expansion Date, 51.827 percent, which is the percentage determined by dividing the rentable square feet of the Premises (93,805 rentable square feet) by the rentable square feet of the Building (180,996 rentable square feet) (whether or not leased), multiplying the quotient by 100 and rounding to the third (3rd) decimal place; and

(ii) for the period on and after the Expansion Date, 62.626 percent, which is the percentage determined by dividing the rentable square feet of the Premises (113,351 rentable square feet) by the rentable square feet of the Building (180,996 rentable square feet) (whether or not leased), multiplying the quotient by 100 and rounding to the third (3rd) decimal place, which percentages are subject to adjustment as set forth in the definition of “Premises”.

4. Parking. Paragraph 19.1(a) of the Lease is revised to read as follows:

(a) Parking on the Property is provided generally to tenants of the Building on a non-reserved, first-come-first-served basis. During the Term, Landlord shall provide at least the same number of visitor parking spaces as are currently provided for the Building. Tenant and Tenant’s Occupants shall have the non-exclusive right (together with other tenants of the Building) without charge, other than as contemplated by Paragraph 5 with respect to Operating Expenses, to use a number of parking stalls located on the Property equal to Tenant’s Parking Stall Allocation only, and shall not use a number of parking stalls greater than Tenant’s Parking Stall Allocation (excluding de minimis, occasional excess use), unless prior consent has been given by Landlord; provided, however, that as part of Tenant’s Parking Stall Allocation, Landlord shall provide to Tenant, and mark with appropriate signage (at Tenant’s cost), sixteen (16) reserved, covered parking stalls; provided further, however, that if Tenant subleases to one subtenant a portion of the Premises greater than 15,000 rentable square feet, then as part of Tenant’s Parking Stall Allocation, Landlord shall provide to such subtenant, and mark with appropriate signage (at Tenant’s cost), two (2) additional reserved, covered parking stalls.

5. Improvement of Additional Space. Prior to the Expansion Date, Landlord shall improve the Additional Space in accordance with Exhibit A attached to the Lease. Landlord shall contribute an amount of $45.00 per usable square foot of the Additional Space ($765,225.00 based on 17,005 usable square feet) (the “TI Allowance—Additional Space”), the total amount of which shall be subject to adjustment as set forth in the definition of “Premises” in Paragraph 1 of the Lease (as amended by this Amendment), toward the costs incurred for the Tenant Improvements and Change Orders for the Additional Space, including, without limitation, painting, carpeting, tile, wall covering, light fixtures, plans, permits, insurance and architectural fees (but expressly excluding Tenant’s Property other than data and audiovisual cabling, for which Tenant shall be solely responsible); provided, however, that if all or any portion of the TI Allowance—Additional Space is not used for the Additional Space on or before the date that is one (1) year after the Expansion Date, the TI Allowance—Additional Space or such portion that is not used shall be lost and shall no longer be available to Tenant. In calculating the cost of Tenant Improvements and Change Orders for the Additional Space, Landlord shall give Tenant the benefit of any cash, trade and quantity discounts actually received by Landlord.

6. Description of Premises. The description of the Premises, as previously set forth on Appendix 1 attached to Exhibit A of the Lease, shall be as set forth on the attached Exhibit A.

7. Security Deposit. As set forth above, the amount of the Security Deposit shall be increased to $274,038.33. Therefore, concurrently with the execution and delivery of this Amendment, Tenant shall pay to Landlord such additional incremental amount as is necessary to cause the Security Deposit held by Landlord to equal $274,038.33.

8. Enforceability. Each Party represents and warrants that:

(a) such Party was duly formed and is validly existing and in good standing under the laws of the state of its formation;

(b) such Party has the requisite power and authority under all applicable laws and its governing documents to execute, deliver and perform its obligations under this Amendment;

(c) the individual executing this Amendment on behalf of such Party has full power and authority under such Party’s governing documents to execute and deliver this Amendment in the name of, and on behalf of, such Party and to cause such Party to perform its obligations under this Amendment;

(d) this Amendment has been duly authorized, executed and delivered by such Party; and

(e) this Amendment is the legal, valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms.

9. Brokerage Commissions. Except as may be set forth in one or more separate agreements between (i) Landlord and Landlord’s broker, or (ii) Landlord or Landlord’s broker and Tenant’s broker:

(a) Landlord represents and warrants to Tenant that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by Landlord; and

(b) Tenant represents and warrants to Landlord that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by Tenant.

Landlord shall indemnify, defend and hold harmless Tenant from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by Landlord. Tenant shall indemnify, defend and hold harmless Landlord from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by Tenant.

10. Entire Agreement. The Lease, as amended by this Amendment, exclusively encompasses the entire agreement of the Parties, and supersedes all previous negotiations, understandings and agreements between the Parties, whether oral or written, including, without limitation, any oral discussions, letters of intent and email correspondence. The Parties acknowledge and represent, by their signatures below, that the Parties have not relied on any representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance, except those expressly set forth in the Lease and this Amendment, made by or on behalf of any other Party or any other person whatsoever, prior to the execution of this Amendment. The Parties waive all rights and remedies, at law or in equity, arising or which may arise as the result of a Party’s reliance on such representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance.

11. General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. Except as set forth in this Amendment, the Lease is ratified and affirmed in its entirety. This Amendment shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each exhibit referred to in, and attached to, this Amendment is an integral part of this Amendment and is incorporated in this Amendment by this reference.

[Remainder of page intentionally left blank; signatures on following page]

THE PARTIES have executed this Amendment on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

SOJO STATION NORTH, LLC
a Utah limited liability corporation

By	/s/ Andrew Bybee

Print or Type Name of Signatory:

Andrew Bybee

Its	Manager

Date: 8/31/2017

TENANT:

Lucid software Inc.,
a Delaware limited liability company

By	/s/ Karl Sun

Print or Type Name of Signatory:

Karl Sun

Its	CEO

Date: 29 August 2017

EXHIBIT A

to

FIRST AMENDED AND RESTATED

FIRST AMENDMENT TO LEASE

DESCRIPTION OF PREMISES

(See attached)

Exhibit A-14

EXHIBIT B

to

SUBLEASE

SUBLEASED PREMISES

The Subleased Premises referred to in the foregoing instrument are shown on the attachments.

Exhibit B-1

Exhibit B-3

EXHIBIT C

to

SUBLEASE

WORK OF IMPROVEMENT

The Subleased Premises shall be improved in accordance with the below.

Exhibit C-1

Date:081417
Drawn By:JB
JOB NO. 6532

LUCID SOFTWARE
LEVEL 4

Signature:

Workspace Elements
3003 S. Highland Dr.
Salt Lake City, UT 84106
P. (801) 746.0271
www.workspaceelements.com

Exhibti C-2

EXHIBIT D

to

SUBLEASE

SUBLEASE CONSENT AGREEMENT

The form of the Sublease Consent Agreement referred to in the foregoing instrument is attached.

Exhibit D-1

SUBLEASE CONSENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of the 27 day of September, 2017, among the following:

(i) SOJO STATION NORTH, LLC, a Utah limited liability company (“Landlord”), whose address is 2801 North Thanksgiving Way, Suite 100, Lehi, Utah 84043, with a copy via email to vtaylor.re@gmail.com;

(ii) LUCID SOFTWARE INC., a Delaware corporation (“Tenant”), whose address is 10355 South Jordan Gateway, Suite 300, South Jordan, Utah 84095; and

(iii) PLURALSIGHT, LLC, a Nevada limited liability company (“Subtenant”), whose address is 3400 North Ashton Boulevard, Suite 420, Lehi, Utah 84043.

(Landlord, Tenant and Subtenant are referred to in this Agreement collectively as the “Parties,” and individually as a “Party.”)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Definitions. As used in this Agreement, each of the following terms shall have the indicated meaning:

“Lease” means the Lease, dated October 19, 2016, as amended by the Amended and Restated First Amendment to Lease, dated August 10, 2017, both entered into between Landlord, as landlord, and Tenant, as tenant, copies of which are attached as Exhibit A.

“Premises” means the premises covered by the Lease.

“Sublease” means the Sublease, dated on or about the date of this Agreement, entered into between Tenant, as sublandlord, and Subtenant, as subtenant, covering the Subleased Premises, a copy of which is attached as Exhibit B.

“Subleased Premises” means a portion of the Premises, consisting of Suite 400 on the fourth floor of the Building, consisting of approximately 30,257 rentable square feet, and Suite 160 on the first floor of the Building, consisting of approximately 14,270 rentable square feet, comprising in the aggregate a total of approximately 44,527 rentable square feet, and shown on the attached Exhibit C.

2. Consent to Sublease; Representations and Warranties.

2.1 Consent to Sublease. Landlord consents to the subleasing by Tenant to Subtenant of the Subleased Premises; provided, however, that:

(a) such consent does not:

(i) relieve, release or discharge Tenant of any obligation to be paid or performed by Tenant under the Lease, including, without limitation, the payment of rent and other amounts when due under the Lease, whether occurring before or after such consent or the date of the Sublease, and Tenant will not be released from any liability under the Lease because of Landlord’s failure to give notice of default by Subtenant under or with respect to any of the provisions of the Lease, but rather Tenant and, with respect to the Subleased Premises (except as expressly set forth in the Sublease with respect to the amount of rent or security deposit payable), Subtenant shall be jointly and severally primarily liable for such payment and performance;

(ii) constitute consent by Landlord to, approval or ratification by Landlord of, or agreement by Landlord with, any particular provision of the Sublease or a representation or warranty by Landlord with respect to the Sublease, and Landlord shall not in any respect or for any purpose be bound or estopped by the Sublease; or

(iii) constitute a consent to any change, alteration, addition, improvement or repair to the Subleased Premises, including the installation of signage, which must be separately obtained from Landlord by Tenant in accordance with Paragraphs 9.2 or 19.2 (as the case may be) of the Lease;

(b) except as set forth in the Sublease, Subtenant may not further Sublease the Subleased Premises, allow the Subleased Premises to be used by others or assign, transfer, mortgage, encumber, pledge or hypothecate the Sublease or Subtenant’s interest in the Sublease, in whole or in part, without the prior written consent of Landlord in each instance, which consent may be withheld in accordance with the provisions of the Lease relating to assignment and subleasing of the Lease; this consent is not, and shall not be deemed or construed as, a consent to any future or other Sublease, assignment or transfer, or a consent to a Sublease term beyond the term of the Lease, or a renewal or extension of the Lease or the Sublease;

(c) such consent shall not be deemed or construed to be an assignment or partial assignment of the Lease, or, except to the extent expressly provided by this Agreement, if at all, to create any privity of contract between Landlord and Subtenant with respect to the Lease;

(d) such consent shall not be deemed or construed to modify, amend, waive or affect any term, condition or other provision of the Lease, waive any breach of the Lease or any of the rights or remedies of Landlord, enlarge or increase Landlord’s obligations or Tenant’s rights under the Lease, grant to Subtenant rights that are greater than those granted to Tenant under the Lease, or waive or affect Tenant’s obligations under the Lease, which shall continue to apply to the Premises and the occupants of the Premises as if the Sublease had not been made, with the Sublease remaining in all respects subject and subordinate to the Lease, as the same may be amended; if any conflict exists between the Lease or this Agreement and the Sublease (except, as to Subtenant, as expressly set forth in the Sublease with respect to the amount of rent or security deposit payable), then the Lease or this Agreement, as applicable, shall control and prevail;

(e) notwithstanding any provision of the Sublease to the contrary, Subtenant shall have no right to enforce any of Tenant’s rights under the Lease directly against Landlord, all of such rights being personal to Tenant;

(f) Tenant and Subtenant shall not amend the Sublease in any respect without the prior written approval of Landlord, and in no event shall any such amendment, whether or not approved by Landlord, affect or modify or be deemed to affect or modify the Lease in any respect;

(g) for the benefit of Landlord, Subtenant agrees that Subtenant will be fully and completely bound by each and every term of the Lease relating to Subtenant’s occupancy and use of the Subleased Premises, and, except as expressly set forth in the Sublease, Subtenant expressly assumes and agrees to perform and comply with every obligation of Tenant under the Lease as to the Subleased Premises, as if Subtenant were the tenant under the Lease with respect to the Subleased Premises, including, without limitation, Tenant’s obligation to indemnify Landlord in accordance with Paragraph 11.1 of the Lease and deliver financial statements in accordance with Paragraph 18.2 of the Lease; Subtenant acknowledges that Subtenant has examined and is familiar with all of the provisions of the Lease;

(h) Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by either or both Tenant and Subtenant or anyone claiming by, through or under either Tenant or Subtenant; subject to the notice and cure provisions given to Tenant and set forth in Paragraph 16.1 of the Lease, Landlord may proceed directly against Tenant without first exhausting Landlord’s remedies against Subtenant; on a default by Subtenant under the Sublease beyond the expiration of any applicable notice and cure period given to

Subtenant in the Sublease, Landlord may proceed directly against Subtenant without first exhausting Landlord’s remedies against Tenant, or Landlord may proceed directly against Tenant and Subtenant simultaneously; therefore, such consent shall not be deemed to restrict or diminish any right that Landlord may have against Tenant pursuant to the Lease or against Subtenant pursuant to the Sublease (Landlord being a third-party beneficiary of the Lease), or at law or in equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Subtenant, and Landlord may at any time enforce the Lease against either or both Tenant and, to the extent Subtenant has assumed the obligations under the Lease with respect to the Subleased Premises, Subtenant; any breach of the Lease by either Tenant or, to the extent Subtenant has assumed the obligations under the Lease with respect to the Subleased Premises, Subtenant will entitle Landlord to avail itself of any remedy set forth in the Lease in the event of such breach, as well as any other remedy available at law to Landlord;

(i) notwithstanding anything to the contrary contained in this Agreement, Landlord shall not be liable at any time for any cost or obligation of any kind arising in connection with the Sublease, including, without limitation, any failure of Tenant or Subtenant to perform any of its obligations under the Sublease, brokerage commissions or other charges or expenses, improvements to the Subleased Premises, or security required to be given by Subtenant under the Sublease; Tenant and Subtenant jointly and severally agree to indemnify, protect, defend and hold harmless Landlord from all claims, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) that Landlord may incur as a result of any claim to pay any person any commission, finder’s fee or other charge in connection with the Sublease;

(j) notwithstanding anything to the contrary contained in the Sublease: (i) nothing in the Sublease shall expand the liability or obligations of Landlord, whether to Tenant, Subtenant or any other person, and Landlord withholds consent to anything in the Sublease that does expand or purports to expand the liability or obligations of Landlord; and (ii) Subtenant shall have no right to expand or relocate the Subleased Premises beyond the Premises, to extend or renew the term of the Sublease beyond the existing term of the Lease or to exercise any option to terminate, right of first offer or right of first refusal, regardless of whether Tenant may have any such right under the Lease, and Subtenant shall have no right to exercise Tenant’s rights thereunder; Subtenant’s sole remedy for any alleged or actual breach of its rights in connection with the Subleased Premises shall be solely and exclusively against Tenant; and

(k) pursuant and subject to Paragraph 10.3 of the Lease, concurrently with the execution and delivery of this Agreement, Tenant shall pay to Landlord all of Landlord’s reasonable and customary attorneys’ fees and costs incurred in connection with the Sublease and this Agreement.

2.2 Representations and Warranties. As an inducement for Landlord to give the foregoing consent, Tenant represents and warrants to Landlord that:

(a) the Lease was duly authorized, executed and delivered by Tenant, is in full force and effect, and constitutes the legal, valid and binding obligation of Tenant, enforceable in accordance with its terms;

(b) any improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant (subject to any “punch list” items to be completed by Landlord under the Lease and to any items warranted by Landlord under the Lease), and any tenant improvement allowance due to Tenant has been paid to Tenant in full;

(c) Tenant unconditionally accepts the Premises in their current “as is” condition and does not have any claim against Landlord for any defect, limitation or deficiency in the Premises (subject to any “punch list” items to be completed by Landlord under the Lease and to any items warranted by Landlord under the Lease), or any defenses against the enforcement of the Lease;

(d) to Tenant’s knowledge, neither Landlord nor Tenant is in default in any manner in the performance of any of their respective obligations under the Lease, and no circumstance exists which, with the passage of time or the giving of notice or both, would constitute such a default; and

(e) except for the Sublease, Tenant has not assigned the Lease or Subleased or otherwise transferred or encumbered its interest under the Lease.

3. Payments under Sublease.

3.1 Payment to Landlord. As additional consideration for Landlord’s consent to the Sublease, Tenant irrevocably, absolutely and unconditionally conveys, transfers and assigns to Landlord all rent and other amounts due to Tenant under the terms of the Sublease, together with the right, power and authority to collect such rent and other amounts, subject to Paragraph 10.3 of the Lease; provided, however, that such conveyance, transfer and assignment shall not become effective unless and until, and shall automatically become effective on, a Tenant Default under the Lease. Therefore, notwithstanding any Sublease provision to the contrary, on receipt of written notice from Landlord that a Tenant Default has occurred under the Lease, Subtenant covenants to pay directly to Landlord without abatement, deduction, offset, prior notice or demand by Landlord all rent and other amounts payable to Tenant under the Sublease in lawful money of the United States at the address set forth above for Landlord or at such other place as Landlord may designate to Subtenant in writing, on or before the date due. To the extent of all rent and other amounts actually paid by Subtenant and received by Landlord, Tenant shall receive credit under the Lease against current amounts then payable by Tenant to Landlord under the Lease, and Subtenant shall receive credit under the Sublease for those amounts; provided, however, that the receipt by Landlord of any rent or other amounts from Subtenant shall not be deemed or construed as releasing Tenant from Tenant’s obligations under the Lease (except to the extent of such amounts actually received by Landlord) or the acceptance of Subtenant as a direct tenant; provided further, however, that if the rent actually received by Landlord from Subtenant under the Sublease exceeds the rent payable by Tenant under the Lease (calculated on a per rentable square foot basis if less than all of the Premises is Subleased), Landlord shall promptly remit fifty percent (50%) of such excess to Tenant in accordance with and subject to Paragraph 10.3 of the Lease (meaning that such excess shall be calculated after reimbursing Tenant for reasonable advertising expenses, brokerage commissions, tenant improvement costs and attorneys’ fees actually incurred by Tenant and payable to non-affiliated third parties in connection with such assignment or subleasing, all of which must be amortized over the applicable assignment or Sublease term). Landlord shall give Tenant prompt written notice if Subtenant fails to pay any monthly rent to Landlord when due under this Agreement, and no late charge or default interest shall be payable by Tenant on such monthly rent payable by Subtenant in such event if Tenant cures such failure within three (3) business days after the receipt of such notice from Landlord.

3.2 Consideration. Tenant and Subtenant each represent and warrant to, and covenant with, Landlord that the rent expressly set forth in the Sublease (which shall be paid to Landlord in accordance with Paragraph 3.1 of this Agreement) is the only rent or other consideration paid or to be paid by Subtenant to Tenant in connection with the Sublease or the Subleased Premises, and that no other rent or consideration has been paid or is to be paid by Subtenant to Tenant, including, without limitation, any money, property, services or anything else of value (including, without limitation, the payment of costs, cancellation of indebtedness, discounts, rebates or any other items). Landlord may, at its expense, following at least five (5) business days’ written notice to Tenant, audit and review Tenant’s records and accounts relating to the Sublease and the Subleased Premises at any time or from time to time during normal business hours. If such audit and review reveals that Landlord has received less than the amount owed pursuant to Paragraph 10.3 of the Lease, then Tenant shall pay on demand the reasonable cost of such audit and review and any additional rent or other sums owed to Landlord hereunder.

4. [Intentionally omitted.]

5. Continuance of Sublease.

5.1 Continuance. Notwithstanding anything to the contrary contained in Paragraph 4 of this Agreement, if at any time prior to the expiration or sooner termination of the Sublease:

(a) the Lease expires or terminates for any reason (other than a termination under the provisions of the Lease relating to damage, destruction or condemnation), including, without limitation, as a result of a Tenant default, a rejection of the Lease in Tenant bankruptcy proceedings, a voluntary termination agreed to by Landlord and Tenant, or the expiration of the term of the Lease; or

(b) Tenant’s right to possession terminates by surrender, as a result of an unlawful detainer proceeding, or by any other cause, without termination of the Lease, then so long as Subtenant is not in default under its obligations under the Sublease beyond the expiration of any applicable notice and cure period given Subtenant in the Sublease, (i) Landlord and Subtenant agree to continue the Sublease without interruption with the same effect as if Landlord, as landlord, and Subtenant, as tenant, had entered into a lease as of the end of the Lease containing the same provisions as those contained in the Sublease for a term equal to the unexpired term of the Sublease, (ii) Subtenant shall not be made a party in any action or proceeding to terminate the Lease, or to remove or evict Tenant from the Premises, (iii) Subtenant shall have and enjoy, during the term of the Sublease, the quiet and undisturbed possession of the Subleased Premises against all persons claiming by, through or under Landlord, subject to all of the provisions of the Sublease, and (iv) such possession and the rights of Subtenant under the Sublease shall not be adversely affected by any default by Tenant under the Lease or any action taken by Landlord respect to any default by Tenant under the Lease.

5.2 Conditions on Continuance. On continuation of the Sublease:

(a) Subtenant shall attorn to Landlord as tenant, and Landlord shall accept such attornment, and Subtenant shall, within ten (10) days after the request of Landlord, confirm such attornment in writing;

(b) Landlord shall thereafter stand in the place and stead of Tenant under the Sublease, and all rent and other sums payable to Tenant under the Sublease, and all other obligations to be performed by Subtenant under the Sublease, shall continue to be paid and performed when due by Subtenant to Landlord; provided, however, that in no event will Landlord:

(i) be liable for any act, omission or default of Tenant under the Sublease, except to the extent that the act or omission is of a continuing nature that (A) existed as of the date of attornment, and (B) violate the obligations of Sublandlord under the Sublease; provided, however, that Landlord shall not be liable for any monetary damages accruing as a result of acts or omissions which occurred prior to the termination of the Lease;

(ii) be subject to any claims, offsets or defenses that Subtenant had or might have against Tenant, except to the extent that the act or omission is of a continuing nature that (A) existed as of the date of attornment, and (B) violate the obligations of Sublandlord under the Sublease; provided, however, that Landlord shall not be liable for any monetary damages accruing as a result of acts or omissions which occurred prior to the termination of the Lease;

(iii) be obligated to cure any default of Tenant that occurred prior to the time that Landlord succeeded to the interest of Tenant under the Sublease, to perform any obligation under the Sublease to have been paid or performed by Tenant prior to the giving of such notice, or for any construction, improvement or repair that is not the obligation of Landlord under the Lease;

(iv) be bound by any payment of rent or other payment made by Subtenant to Tenant in advance of any periods reserved for that payment in the Sublease;

(v) be bound by any modification or amendment of the Sublease made without the written consent of Landlord; or

(vi) be liable for the return of any security deposit not actually received by Landlord;

(c) neither Landlord’s election under this Paragraph 5 nor its acceptance of any rent from Subtenant will be deemed a waiver by Landlord of any provisions of the Lease or this Agreement; and

(d) Landlord shall have the same remedies against Subtenant for the nonperformance of any agreement contained in the Sublease.

6. Services. Landlord may furnish services to the Subleased Premises requested by Subtenant other than or in addition to those to be provided under the Lease, and bill Subtenant directly for such services for the convenience of, and without notice to, Tenant. Subtenant shall pay to Landlord all amounts that may become due for such services on the due dates therefor. If a separate submeter is installed to measure any utility furnished to the Subleased Premises, then payment for the utility so furnished will be made by Subtenant directly to Landlord as and when billed, and the furnishing of such utility will be in accordance with and subject to all of the applicable provisions of the Lease. If Subtenant fails to pay any of the foregoing amounts in a timely manner, then Tenant shall pay such amount to Landlord on written demand as additional rent under the Lease, and the failure of Tenant to pay such amount in a timely manner shall be a default under the Lease. Therefore, both Tenant and Subtenant shall be and continue to be jointly and severally liable for all bills rendered by Landlord for charges incurred by or imposed on Subtenant for services rendered and materials supplied to the Subleased Premises.

7. Insurance. Subtenant shall, with respect to Subtenant and the Subleased Premises, carry the insurance policies required to be carried by Tenant pursuant to Paragraph 12 of the Lease and shall deliver evidence of such policies to Landlord prior to occupancy of the Subleased Premises by Subtenant. The insurance shall name Landlord as an additional insured or as a loss payee, as applicable, and provide that the policy will not be subject to cancellation or change except after at least thirty (30) days’ prior written notice to Landlord and Tenant.

8. No Modifications to Sublease. Neither Subtenant nor its successors or assigns shall enter into any agreement that modifies, surrenders or merges the Sublease without the prior written consent of Landlord. Any agreement made in contravention of the immediately preceding sentence shall not affect or be binding on Landlord.

9. Sale of Subleased Premises. The term “Landlord” as used in this Agreement means only the owner of the Subleased Premises during the term of such owner’s ownership, so that in the event of any sale or other transfer of Landlord’s interest in the Subleased Premises, Landlord will be relieved of all covenants and obligations of Landlord thereafter arising under this Agreement. The provisions of this Agreement, however, shall bind any subsequent owner of the Subleased Premises.

10. Estoppel Certificate. Subtenant shall, within ten (10) days after Landlord’s request, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall reasonably request setting forth the following: (a) a ratification of the Sublease; (b) the commencement date and expiration date of the Sublease; (c) that the Sublease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that, to the current, actual knowledge of Subtenant, all conditions under the Sublease to be performed by Tenant have been satisfied or, in the alternative, those claimed by Subtenant to be unsatisfied; (e) that, to the current, actual knowledge of Subtenant, no defenses or offsets exist against the enforcement of the Sublease or, in the alternative, those claimed by Subtenant to exist; (f) the amount of advance rent, if any (or none if such is the case), paid by Subtenant; (g) the date to which rent has been paid; (h) the amount of any security deposit under the Sublease; and (i) such other factual information regarding the status of the Sublease as Landlord may reasonably request.

11. Notices. Any notice or demand to be given by one Party to another under this Agreement shall be given in writing by personal service, telecopy (provided that a hard copy of any such notice has been dispatched by one of the other means for giving notice within twenty-four (24) hours after telecopying), express mail, Federal Express or any other similar form of courier or delivery service, or mailing in the United States mail, postage prepaid, certified and return receipt requested, and addressed to such Party as set forth at the outset of this Agreement. Any Party may change the address at which such Party desires to receive notice on written notice of such change to the other Party. Any such notice shall be deemed to have been given, and shall be effective, on delivery to the notice address then applicable for the Party to which the notice is directed; provided, however, that refusal to accept delivery of a notice or the inability to deliver a notice because of an address change that was not properly communicated shall not defeat or delay the giving of a notice. Notwithstanding any provision of the Sublease to the contrary, Landlord shall have no obligation to deliver to Subtenant any notice or copy of any notice given under the Lease, and no obligation to accept, consider or respond to any request, inquiry, demand or other communication from Subtenant, whether of a type described in the Lease, the Sublease or otherwise, except as expressly set forth in this Agreement. Tenant and Subtenant shall each, concurrently with the mailing of any default notice to the other under the Sublease, provide a copy of such notice to Landlord in accordance with this Paragraph.

12. Attorneys’ Fees. If any Party brings suit to enforce or interpret this Agreement, the prevailing Party shall be entitled to recover from the other Party or Parties the prevailing Party’s reasonable attorneys’ fees and costs incurred in any such action or in any appeal from such action, in addition to the other relief to which the prevailing Party is entitled.

13. Waiver of Subrogation.

(a) Subtenant waives (with the intent that the waiver be effective against Subtenant itself and against any third party claiming by, through or under Subtenant, including any insurance company claiming by way of subrogation) all rights that Subtenant may have now or in the future against Landlord for compensation for any damage to or destruction of Subtenant’s property caused by fire or other casualty to the extent that Subtenant is or will be compensated by property insurance or would be but for a failure of Subtenant to maintain property insurance for the full replacement cost of Subtenant’s property (excluding a reasonable deductible) that is required to be carried by Subtenant pursuant to the Sublease; and

(b) Landlord waives (with the intent that the waiver be effective against Landlord itself and against any third party claiming by, through or under Landlord, including any insurance company claiming by way of subrogation) all rights that Landlord may have now or in the future against Subtenant for compensation for any damage to or destruction of the Building caused by fire or other casualty to the extent that Landlord is or will be compensated by property insurance or would be but for a failure of Landlord to maintain property insurance for the full replacement cost of the Building (excluding a reasonable deductible) that is required to be carried by Landlord pursuant to Paragraph 12.2(b) of the Lease.

14. Miscellaneous. This Agreement shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns, subject to the other provisions of this Agreement. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah. This Agreement may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each individual executing this Agreement represents and warrants that such individual has been duly authorized to execute and deliver this Agreement in the capacity and for the entity set forth where such individual signs. A modification of, or amendment to, any provision contained in this Agreement shall be effective only if the modification or amendment is in writing and signed by all of the Parties. Any oral representation or modification concerning this Agreement shall be of no force or effect. Each exhibit referred to in, and attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference.

THE PARTIES have executed this Agreement on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

SOJO STATION NORTH, LLC,
a Utah limited liability company

By	/s/ Andrew Bybee

Print or Type Name of Signatory:

Andrew Bybee

Its Manager

Date 9/27/2017

Sublease Consent Agreement

Signatures-1

TENANT:

LUCID SOFTWARE INC.,
a Delaware corporation

By	/s/ Karl Sun

Print or Type Name of Signatory:

Karl Sun

Its CEO

Date 9/26/2017

Sublease Consent Agreement

Signatures-2

SUBTENANT:

PLURALSIGHT, LLC
a Nevada limited liability company

By	/s/ James Budge

Print or Type Name of Signatory:

James Budge

Its CFO

Date 9/25/2017

Sublease Consent Agreement

Signatures-3

EXHIBIT A

to

SUBLEASE CONSENT AGREEMENT

LEASE

(See attached)

Sublease Consent Agreement

Exhibit A-1

EXHIBIT B

to

SUBLEASE CONSENT AGREEMENT

SUBLEASE

(See attached)

Sublease Consent Agreement

Exhibit B-1

EXHIBIT C

to

SUBLEASE CONSENT AGREEMENT

SUBLEASED PREMISES

(See attached)

Sublease Consent Agreement

Exhibit C-1

Sublease Consent Agreement

Exhibit C-2

Sublease Consent Agreement

Exhibit C-3